Exhibit 10(p)

SURPLUS NOTE PURCHASE AGREEMENT

BETWEEN

GOLDEN GATE CAPTIVE INSURANCE COMPANY,
AS PURCHASER

AND

LONG ISLAND INTERNATIONAL LIMITED,

AS SELLER

DATED OCTOBER 9, 2009

SURPLUS NOTE PURCHASE AGREEMENT

October 9, 2009

Golden Gate Captive Insurance Company

c/o Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

Ladies and Gentlemen:

Long Island International Limited, a Cayman Islands company (the “Seller”), agrees with Golden Gate Captive Insurance Company (the “Purchaser”) as follows:

SECTION 1.                SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Seller will sell to the Purchaser and the Purchaser will purchase from the Seller, at the Closing provided for in Section 2, $450,000,000 in principal amount of the Series A Floating Rate Surplus Notes due 2037 (the “Notes”) issued by Golden Gate Captive Insurance Company (the “Issuer”) pursuant to the Third Amended and Restated Fiscal Agency Agreement, dated as of December 20, 2007 (as the same has been and may be amended, supplemented and modified, the “Fiscal Agency Agreement”), by and between the Issuer, as issuer, and The Bank of New York Mellon Trust Company, N.A., as fiscal agent (the “Fiscal Agent”) for a purchase price of $387 million plus accrued interest up to the date on which such transfer occurs (the “Purchase Price”).

SECTION 2.                CLOSING.

Subject to the satisfaction or waiver of the conditions set forth in Section 3, the sale and purchase of the Notes to be purchased by the Purchaser shall occur at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York time, at a closing (the “Closing”) to be held on October 9, 2009 or, if the conditions to Closing have not been satisfied or waived by such date, on the Business Day that occurs three Business Days after the date on which all such conditions to closing (other than those which must occur at Closing) have been satisfied or waived, or on such other Business Day thereafter as may be agreed upon by the Seller and the Purchaser.  At the Closing the Seller will deliver to the Purchaser the Notes to be purchased by the Purchaser accompanied by written instruments of transfer in the form printed on the Notes against delivery by the Purchaser to the Seller or its order of immediately available funds in the amount of the Purchase Price by wire transfer of immediately available funds for the account of the Seller to account number 050-01922-8 at Barclays Bank NY, ABA No: 026-0025-74, Account “SWAPS”.  If at the Closing the Seller shall fail to tender the Notes to the Purchaser as provided above in this Section 2, or any of the conditions specified in Section 3 shall not have been fulfilled to the Purchaser’s satisfaction, the

Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchaser may have by reason of such failure or such nonfulfillment.  If no Closing has occurred prior to October 15, 2009, the Seller and the Purchaser shall be relieved of all further obligations under this Agreement, without thereby waiving any rights either party may have by reason of such failure of such nonfulfillment.

SECTION 3.                CONDITIONS TO CLOSING.

The Purchaser’s obligation to purchase and pay for the Notes to be sold to the Purchaser at the Closing is subject to the fulfillment to the Purchaser’s satisfaction or waiver by the Purchaser, prior to or at the Closing, of the following conditions:

Section 3.1.              Representations and Warranties.  The representations and warranties of the Seller in this Agreement shall be true correct in all material respects when made and at the time of the Closing (except to the extent such representations and warranties are qualified as to materiality, in which case they shall be true and correct in all respects).

Section 3.2.             Consents and Approvals.  All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Authorities and nongovernmental Persons required in order to consummate the transactions contemplated by this Agreement, including but not limited to the receipt of all required approvals from the Director of Insurance of the State of South Carolina, shall have been obtained or made, as the case may be, and shall be in full force and effect.

Section 3.3              Financing. Protective Life Corporation shall have obtained new debt financing of not less than $450 million on terms and conditions acceptable to Protective Life Corporation to fund the purchase by the Protective Life Corporation of the Surplus Notes from the Issuer immediately prior to the Closing.

Section 3.4.              Other Documents.  This Agreement and Amendment No. 1 to the Fifth Amended and Restated Fiscal Agency Agreement between the Issuer and the Fiscal Agent (the  “Fiscal Agency Agreement Amendment”) shall have been duly executed or consented to, as applicable, by each of the parties thereto other than the Purchaser, all of which documents shall be in full force and effect and shall be satisfactory in all respects in form and substance to the Purchaser in its reasonable discretion, and the Purchaser shall have received such copies of such other documents as the Purchaser  may reasonably request.  In addition, the Issuer and the Fiscal Agent shall each have received any other certificate, opinion of counsel or other document reasonably requested by it.

SECTION 4.                REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants to the Purchaser that:

Section 4.1.              Organization; Power and Authority.  The Seller is a company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization,

and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the validity or enforceability of this Agreement.  The Seller has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Section 4.2.              Authorization.  This Agreement has have been duly authorized by all necessary company action on the part of the Seller, and this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3.              Non-Contravention.  The execution, delivery and performance by the Seller of this Agreement will not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of the Seller, (ii) require any consent by any Person under any provision of any material agreement or other instrument to which the Seller is bound except for such consents that have been obtained and are in full force and effect on the date of the Closing, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Seller or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Seller.

Section 4.4.              Governmental Authorizations.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Seller of this Agreement.

Section 4.5.              No Litigation; Observance of Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Seller, threatened against or affecting the Seller or any property of the Seller in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

(b)         The Seller is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

Section 4.6.              Ownership of Notes.  The Seller owns the Notes, beneficially and of record, free and clear of any Lien.  Upon delivery of and payment for the Notes at the Closing, the Purchaser will acquire good and valid title to the Notes, free and clear of any Lien.

SECTION 5.                REPRESENTATIONS OF THE PURCHASER.

The Purchaser represents and warrants to the Seller that:

Section 5.1.              Organization; Power and Authority.  The Purchaser is a special purpose financial captive duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the validity or enforceability of this Agreement.  The Purchaser has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

Section 5.2.              Authorization.  This Agreement has have been duly authorized by all necessary company action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.              Non-Contravention.  The execution, delivery and performance by the Purchaser of this Agreement will not (i) conflict with or result in any violation or breach of any provision of any of the organizational documents of the Purchaser, (ii) require any consent by any Person under any provision of any material agreement or other instrument to which the Purchaser is bound except for such consents that have been obtained and are in full force and effect on the date of the Closing, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Purchaser or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Purchaser.

Section 5.4.              Governmental Authorizations.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Purchaser of this Agreement except for any consents, approvals or authorizations of, or registrations, filings or declarations that have been obtained or made and are in full force and effect on the date of the Closing.

Section 5.5.              No Litigation; Observance of Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any property of the Purchaser in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

(b)         The Purchaser is not in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the validity or enforceability of this Agreement.

Section 5.6.              Status of Purchaser.  The Purchaser is a Qualified Institutional Buyer and is aware that such offer, sale, pledge or other transfer of the Notes to it is being made in reliance on Rule 144A under the Securities Act and is acquiring the Notes for its own account or for the account of another Qualified Institutional Buyer as to which it exercises sole investment discretion in respect thereof; provided that the Purchaser (and each account for which the Purchaser is purchasing) (i) is not a broker-dealer that owns and invests on a discretionary basis less than $10,000,000 million in securities of unaffiliated issuers; (ii) is not a participant-directed employee plan, such as a 401(k) plan, or another plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of such plan; (iii) is acquiring such Notes for investment purposes and not with a view to distribution (except in accordance with Rule 144A); (iv) was not formed for the purpose of investing in the Issuer; (v) will hold and transfer at least the minimum denomination of the Notes; (vi) will provide notice of the applicable transfer restrictions to any subsequent transferees; and (vii) acknowledges that the Issuer may receive a list of participants holding positions in Global Notes (as defined in the Fiscal Agency Agreement), if any, from one or more book-entry depositaries.  The Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Notes.

SECTION 6.                EXPENSES.

The Seller and the Purchaser shall each pay its own expenses incurred in connection with the transactions contemplated by this Agreement, including but not limited to any commissions due its salesmen and legal fees and expenses of its attorneys.

SECTION 7.                SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the purchase or transfer by the Purchaser of any Notes or portion thereof or interest therein. All statements contained in any certificate or other instrument delivered by or on behalf of the Seller pursuant to this Agreement shall be deemed representations and warranties of the Seller under this Agreement.  Subject to the preceding sentence, this Agreement embodies the entire agreement and understanding between the Purchaser and the Seller and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 8.                AMENDMENTS AND WAIVERS.

This Agreement may not be amended orally, but only with the written consent of the Seller and the Purchaser.  The observance of any term hereof may not be waived orally, but only by the written agreement of the party against which such waiver is sought to be enforced.

SECTION 9.                NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)         if to the Purchaser, Golden Gate Captive Insurance Company, c/o Protective Life Corporation, 2801 Highway 280 South, Birmingham, AL 35223, Attn: Nancy Kane, Senior Vice President and Senior Associate Counsel, or at such other address as the Purchaser shall have specified to the Seller in writing, and

(ii)          if to the Seller, to the Seller at 5 The North Colonnade, Canary Wharf, London E14 4BB, England, or at such other address as the Seller shall have specified to the Purchaser.

Notices under this Section 9 will be deemed given only when actually received.

SECTION 10.              REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchaser at the Closing, and (c)  certificates and other information previously or hereafter furnished to the Purchaser, may be reproduced by the Purchaser by any photographic, photostatic, electronic, digital, or other similar process and the Purchaser may destroy any original document so reproduced.  The Seller agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 10 shall not prohibit the Seller from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 11.              MISCELLANEOUS.

Section 11.1.               Defined Terms; Construction.  Certain capitalized and other terms used in this Agreement are defined in Schedule A.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.  For the avoidance of doubt, any Schedule attached to this Agreement shall be deemed to be a part hereof.

Section 11.2.               Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.

Section 11.3.               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.4.               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 11.5.               Submission to Jurisdiction; Waiver of Jury Trial. (a)  The Seller and the Purchaser hereby irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement.  To the fullest extent permitted by applicable law, each of the Seller and the Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each of the Seller and the Purchaser hereby agrees that the mailing of process or other papers in any suit, action or proceeding of the nature referred to in Section 12.5 in the manner provided in Section 9 (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.

(b)             THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 11.6.               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the conflict of laws provisions thereof to the extent such provisions would permit or require the application of the law of another jurisdiction and are not mandatorily applicable.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Seller, whereupon this Agreement shall become a binding agreement between you and the Seller.

Very truly yours,

LONG ISLAND INTERNATIONAL LIMITED

By	/s/ Nick Brand
	Name:	Nick Brand
	Title:	Director

This Agreement is hereby

accepted and agreed to as

of the date thereof.

GOLDEN GATE CAPTIVE INSURANCE COMPANY

By	/s/ Richard J. Bielen
	Name:	Richard J. Bielen
	Title:	President

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person.  As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Surplus Note Purchase Agreement, dated as of October 9, 2009 between the Purchaser and the Seller.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Closing” is defined in Section 2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Fiscal Agency Agreement” is defined in Section 1.

“Fiscal Agency Agreement Amendment” is defined in Section 3.6.

“Fiscal Agent” is defined in Section 1.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court, tribunal or arbitrator, and any self-regulatory organization.

“Issuer” is defined in Section 1.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Seller whose responsibilities extend to the subject matter of such certificate.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Purchase Price” is defined in Section 1.

“Purchaser” is defined in the first paragraph of this Agreement.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Seller” is defined in the first paragraph of this Agreement.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

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